EXHIBIT 99


Message from "CHRIS SPRINGER, BANC OF AMERICA SECU" < SPRINGERJC@bloomberg.net > on Thu, 24 Mar 2005 08:11:41 -0500 -----

Subject:  CMBS NEW ISSUE: BACM 05-1 *Publics* RED

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-1 Approx. $2.32B NEW ISSUE CMBS

Joint Bks/LDS:       Banc of America Securities LLC/Bear, Stearns & Co., Inc.
Co-Lead Mgr:         Barclays Capital Inc.
Co-Managers:         Goldman Sachs/RBS Greenwich Capital
Rating Agencies:     S&P and Fitch

Class Size($mm) (F/S&P)   Sub Lvl  WAL   Prin Window
A1     39.8     AAA/AAA    20.000  1.52     1- 33
A2    185.1     AAA/AAA    20.000  2.74    33- 33
A3    555.0     AAA/AAA    20.000  4.79    54- 60
A4    343.0     AAA/AAA    20.000  6.83    81- 84
ASB   132.1     AAA/AAA    20.000  6.37    33-114
A5    383.4     AAA/AAA    20.000  9.62   114-117
A1A   219.2     AAA/AAA    20.000  7.39     1-117
AJ    168.4     AAA/AAA    12.750  9.79   117-118
B      61.0     AA/AA      10.125  9.87   118-119
C      20.3     AA-/AA-     9.250  9.91   119-119
D      43.5     A/A         7.375  9.91   119-119
XP      TBD     AAA/AAA      -      -        -

XP is Notional Balance

Collateral:             135 Loans / 167 Properties

Loan Sellers:           Bank of America, N.A.(60.8%)/Barclays Capital Real
                        Estate Inc.(25.1%)/Bear Stearns Commercial
                        Mortgage,Inc.(14.2%)

Property Types:         Ret 35.8%, Off 33.1%, Multi 11.1%, Hotel 9.2%, SS 4.5%,
                        Indus 3.0%, MH 2.3%, Other 1.0%

Geographic:             NV: 13.0%, CA: 11.9% (So. CA: 10.1%, No. CA: 1.8%), GA:
                        10.8%, FL: 8.6%, MN: 8.1%, IL: 6.7%, No Others >5%

DSCR/LTV:               1.66x / 67.6%

Inves. Grade Loans:     Six loans for 21.6% of UPB

Top 10 Loans:           40.3% of the pool, DSCR: 1.86x, LTV: 63.6%

Top 3 Trust Assets
                                                   Shadow
                                 DSCR     LTV      Ratings (S/F)    %UPB
Fashion Show Mall                2.32x    52.0%     AAA/AA          8.3%
Southdale Mall                   2.24x    52.2%     A-/BBB-         6.5%
Mall at Stonecrest               1.44x    75.1%     NR/NR           4.7%

Expected Timing
Termsheets       - Available
Reds             - Wednesday 3/23(electronic), Thursday 3/24 (hard copy)
Launch / Price   - Wk of 3/28
Settlement       - 4/12

Roadshow
Tuesday 3/22- NY meetings (afternoon)
Wednesday 3/23 - NY 8:30 bkfst at 9 West 57th, 10:00 Global call, NY meetings Wednesday 3/23 - 8:30 Boston bkfst 2 International PL,12:00 Hartford lnch @ Max Thursday 3/24 - NY meetings
Monday 3/28 - Chicago 8:00 bkfst, Minni afternoon group meeting


This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC, Bear, Stearns and Co., Inc., Barclays Capital Inc., and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.
Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255, Craig Sedmak at Bear, Stearns and Co., Inc., 383 Madison Avenue, New York, NY 10179, or Craig Leonard/Brian Dixon at Barclays Capital Inc., 200 Park Avenue, 5th Floor, New York, NY 101566. Such securities may not be suitable for all investors.